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                                                                    Exhibit 3.10

                          CERTIFICATE OF INCORPORATION

                                       OF

                                COTT VENDING INC.

         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the Delaware General Corporation Law, does hereby certify as follows:

                  FIRST: The name of the Corporation is Cott Vending Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, par value $0.01 per share, all of which are of one class and are designated as Common Stock.

                  FIFTH: The name and mailing address of the incorporator are as follows:

                          Name                     Mailing Address

                      Scott H. Chun           c/o Drinker Biddle & Reath LLP
                                              One Logan Square
                                              18th & Cherry Streets
                                              Philadelphia, PA  19103-6996

                  SIXTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.



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                  SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that
         Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this paragraph SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 18th day of December, 2001.


                                               /s/ Scott H. Chun
                                         ---------------------------------------
                                         Scott H. Chun, Incorporator








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